Exhibit 10.1
EXECUTION COPY
INDEMNIFICATION AGREEMENT
     THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of January ___, 2007 by and between BOWATER INCORPORATED, a Delaware corporation (the “Corporation”), and                      (“Indemnitee”).
RECITALS
     WHEREAS, Indemnitee performs a valuable service for the Corporation;
     WHEREAS, the Restated Certificate of Incorporation of the Corporation, dated March 23, 1984, as the same has been or may be amended from time to time (the “Restated Certificate of Incorporation”) provides that the Corporation shall indemnify the officers and directors of the Corporation to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (“DGCL”);
     WHEREAS, the Restated Certificate of Incorporation and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that agreements may be entered into between the Corporation and members of the Board of Directors of the Corporation (the “Board”) and officers with respect to indemnification;
     WHEREAS, it is reasonable and prudent for the Corporation contractually to obligate itself to indemnify, and to advance expenses on behalf of, its officers and directors to the fullest extent permitted by applicable law so that they will serve or continue to serve the Corporation free from undue concern that they will not be indemnified; and
     WHEREAS, this Agreement is separate and independent of the Restated Certificate of Incorporation and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder, nor shall the existence of any rights under the Restated Certificate of Incorporation, the Corporation’s Bylaws, or any other agreement be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee under this Agreement.
     NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree as follows:
     1. Services to the Corporation. Indemnitee will serve or continue to serve, at the will of the Corporation or under separate contract, if such exists, as an officer and/or director of the Corporation for so long as Indemnitee is duly elected or appointed and qualified in accordance with the Restated Certificate of Incorporation and Bylaws of the Corporation or until Indemnitee tenders his or her resignation. If Indemnitee is an employee at will of the Corporation, nothing herein shall change such employee’s status as an employee at will.
     2. Definitions. As used in this Agreement:
          (a) The terms “Beneficial Owner” and “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act as in effect on the date hereof.

          (b) A “Change in Control” shall be deemed to occur upon the earliest after the date of this Agreement of any of the following events:
               (i) Acquisition of Stock by Third Party. Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation’s then outstanding securities entitled to vote generally in the election of directors, unless (1) the change in the relative Beneficial Ownership of the Corporation’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, or (2) such acquisition was approved in advance by the Continuing Directors and such acquisition would not constitute a Change in Control under part (iii) of this definition;
               (ii) Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a Change in Control) whose election by the Board or nomination for election by the Corporation’s stockholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board;
               (iii) Corporate Transactions. Any reorganization, merger or consolidation involving the Corporation (a “Business Combination”), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the Beneficial Owners of securities entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding securities of the Corporation entitled to vote generally in the election of directors resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the securities entitled to vote generally in the election of directors; (2) no Person (excluding any corporation resulting from such Business Combination) is the Beneficial Owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of such corporation except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the Board of Directors of the corporation resulting from such Business Combination were Continuing Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination;
               (iv) Liquidation. The approval by the stockholders of the Corporation of a complete liquidation of the Corporation, or an agreement or series of agreements for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets, other than factoring the Corporation’s current receivables or escrows due (or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions); or
          (c) “Covered Capacity” means present or former status as a director, officer, trustee, general partner, managing member, or fiduciary of the Corporation, any Subsidiary, or any other corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Corporation or any Subsidiary.
          (d) “Delaware Court” means the Court of Chancery of the State of Delaware.
          (e) “Disinterested Director” shall mean a director of the Corporation who is not and was not a party to the Proceeding for which indemnification is sought by Indemnitee.
          (f) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
          (g) “Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including, without limitation, all attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding, including reasonable compensation for time spent by the Indemnitee for which he or she is not otherwise compensated by the Corporation or any third party. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
          (h) “Independent Counsel” shall mean a law firm, or a member of a law firm, with significant experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
          (i) The term “Person” shall have the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, that “Person” shall exclude: (i) the Corporation; (ii) any Subsidiary of the Corporation; (iii) any employment benefit plan of the Corporation or of a Subsidiary of the Corporation or of any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation; and (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a Subsidiary of the Corporation or of a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.
          (j) A “Potential Change in Control” shall be deemed to have occurred if: (i) the Corporation enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any Person or the Corporation publicly announces an intention to take or consider taking actions which if consummated would constitute a Change in Control; (iii) any Person who is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing 5% or more of the combined voting power of the Corporation’s then outstanding securities entitled to vote generally in the election of directors increases his Beneficial Ownership of such securities by 5% or more over the percentage so owned by such Person on the date hereof unless such acquisition was approved in advance by the Board; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.
          (k) The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Corporation, another Person, or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee was, is, will or might be involved as a party or otherwise by reason of the fact that Indemnitee is or was serving in a Covered Capacity by reason of any action taken (or failure to act) by him or her or of any action (or failure to act) on his or her part while serving in a Covered Capacity, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Agreement.
          (l) References to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee, agent or fiduciary of the Corporation which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.
          (m) In connection with any merger or consolidation, references to “the Corporation” shall include not only the resulting or surviving corporation but also any constituent corporation or any constituent of a constituent corporation, which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers and employees or agents. The intent of this provision is that a person who is or was a director of such constituent corporation after the date hereof or is or was serving at the request of such constituent corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise after the date hereof, shall stand in the same position under this Agreement with respect to the resulting or surviving corporation as the person would have under this Agreement with respect to such constituent corporation if its separate existence had continued.
          (n) The term “Subsidiary” shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that corporation or entity.
     3. Indemnification.
          (a) The Corporation shall indemnify Indemnitee in accordance with the provisions of this Section 3(a) when Indemnitee was, is, or is threatened to be made, a party to or is otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor). Pursuant to this Section 3(a), Indemnitee shall be indemnified against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, if, and only if, Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, in the case of any criminal Proceeding, he had no reasonable cause to believe his or her conduct was unlawful.
          (b) The Corporation shall indemnify Indemnitee in accordance with the provisions of this Section 3(b) when Indemnitee was, is, or is threatened to be made, a party to or is otherwise involved in any Proceeding by or in the right of the Corporation to procure a judgment in its favor. Pursuant to this Section 3(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, if, and only if, Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. No indemnification for Expenses shall be made under this Section 3(b) in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Corporation, unless and only to the extent that the court in which the Proceeding was brought or the Delaware Court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.
          (c) Any indemnification under subsections (a) and (b) of this Section 3 (unless otherwise ordered by a court) shall be made by the Corporation in accordance with the procedures set forth in Sections 7, 8 and 9 hereof.
          (d) Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or with respect to any claim, issue or matter therein, in whole or in part, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 3(d) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, or the settlement of any claim, issue or matter in such a Proceeding without admission of liability, shall be deemed to be a successful result as to such claim, issue or matter. If the Indemnitee is not wholly successful in such Proceeding but is partially successful, the Corporation also shall indemnify Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which the Indemnitee was unsuccessful.
          (e) Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.
     4. Additional Indemnification Rights.
          (a) Notwithstanding any limitation in Section 3 of this Agreement, the Corporation shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Corporation to procure a judgment in its favor) against all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding. No indemnification shall be made under this Section 4(a) on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Corporation or its stockholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.
          (b) For purposes of this Section 4, the meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to:
               (i) to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision or provisions of any amendment to or replacement of the DGCL; and
               (ii) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers, directors and/or key employees.
     5. Contribution In The Event Of Joint Liability.
          (a) To the fullest extent permissible under applicable law, if the indemnification rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, then in any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding) the Corporation shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Corporation hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.
          (b) The Corporation shall not enter into any settlement unless such settlement provides for a full and final release of all claims asserted against Indemnitee. The Corporation shall not be liable to Indemnitee under this Agreement for amounts paid in settlement of any Proceeding effected without the Corporation’s prior written consent. Neither the Corporation nor Indemnitee shall unreasonably withhold consent to any proposed settlement; provided, however, that Indemnitee may withhold consent to any settlement that does not provide the full, final, complete and unconditional release.
          (c) The Corporation hereby agrees to fully indemnify Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Corporation other than Indemnitee who may be jointly liable with Indemnitee.
     6. Exclusions. Notwithstanding any other provision in this Agreement, the Corporation shall not be obligated under this Agreement to make any indemnification in connection with any claim made against Indemnitee:
          (a) for which payment has actually been received by or on behalf of Indemnitee under any insurance policy or other indemnity provision or agreement (other than this Agreement), either by the Corporation or otherwise, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity provision or otherwise;
          (b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law; or
          (c) except as otherwise provided in Sections 11(e) and (f) hereof, prior to a Change in Control, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, and not brought by way of defense, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Corporation or its directors, officers, employees or other indemnitees, unless (i) the Board of Directors of the Corporation authorized the Proceeding (or any part of any Proceeding) prior to its initiation; or (ii) the Corporation otherwise provides such indemnification in its sole discretion, pursuant to the powers vested in the Corporation under applicable law.
     7. Advances of Expenses; Defense of Claim.
          (a) Notwithstanding any provision of this Agreement to the contrary, and to the fullest extent permitted by applicable law, the Corporation shall advance to Indemnitee the Expenses incurred by Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within the next three months) in connection with any Proceeding. The Corporation will advance such Expenses within ten (10) days after the receipt by the Corporation from Indemnitee of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. The statement(s) shall be in a form reasonably acceptable to the Corporation and shall set forth in reasonable detail the Expenses to be advanced. All advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to be indemnified under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statement(s) to the Corporation to support the advances claimed. The Indemnitee shall qualify for advances, to the fullest extent permitted by applicable law, solely upon the execution and delivery to the Corporation of an Undertaking in the form of Exhibit A hereto, providing that Indemnitee undertakes to repay the advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Corporation under the provisions of this Agreement. This Section 7(a) shall not apply to any claim made by Indemnitee for which indemnification is excluded pursuant to Section 6 hereof.
          (b) If the Corporation disputes a portion of the Expenses for which advancement is requested, the undisputed portion shall be advanced and only the disputed portion withheld pending resolution of the dispute.
          (c) The Corporation shall be entitled to participate at its own expense in the defense of any Proceeding to which Indemnitee is a party.
     8. Procedure For Notification And Application For Indemnification.
          (a) Indemnitee agrees to notify promptly the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, or document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. Additionally, Indemnitee will, to the extent reasonably feasible, keep the Corporation generally informed of and consult with the Corporation with respect to, the status and defense of any such Proceeding or matter; provided, however, that this sentence shall not apply in the event of a Proceeding arising under Section 11 of this Agreement. The failure of Indemnitee to so notify or keep the Corporation generally informed and to consult with the Corporation shall not relieve the Corporation of any obligation which it may have to the Indemnitee under this Agreement.
          (b) Indemnitee may deliver to the Corporation a written application to indemnify Indemnitee in accordance with this Agreement. The General Counsel of the Corporation (or in the absence of the General Counsel, the Corporate Secretary of the Corporation) shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Such application(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his or her sole discretion. Following such a written application for indemnification by Indemnitee, the Indemnitee’s entitlement to indemnification shall be determined in accordance with Section 9(a) of this Agreement.

     9. Procedure Upon Application For Indemnification.
          (a) Upon delivery of the written application by Indemnitee for indemnification pursuant to Section 8(b) of this Agreement, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following methods, which shall be at the election of the Indemnitee: (i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board or (ii) by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee. The Corporation will promptly advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification).
          (b) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9(a) hereof, the Independent Counsel shall be selected as provided in this Section 9(b). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board), and Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. If the Independent Counsel is selected by the Board, the Corporation shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. In either event, Indemnitee or the Corporation, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 8(b) hereof, no Independent Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Corporation or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as

Independent Counsel of a person selected by the Delaware Court or by such other person as the Delaware Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 9(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 11(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
          (c) The Corporation agrees to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
          (d) If the Corporation disputes a portion of the amounts for which indemnification is requested, the undisputed portion shall be paid and only the disputed portion withheld pending resolution of the disputes.
     10. Presumptions and Effect of Certain Proceedings.
          (a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 8(b) of this Agreement, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Corporation (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation (including its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.
          (b) If the person, persons or entity empowered or selected under Section 9(a) of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification; or (ii) a final judicial determination that any or all such indemnification is expressly prohibited under applicable law; provided, however, that such 30-day period shall be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

          (c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.
          (d) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Corporation or a Subsidiary, including financial statements, or on information supplied to Indemnitee by the directors or officers of the Corporation or a Subsidiary in the course of their duties, or on the advice of legal counsel for the Corporation or a Subsidiary, its Board, any committee of the Board or any director, or on information or records given or reports made to the Corporation or a Subsidiary, its Board, any committee of the Board or any director, by an independent certified public accountant or by an appraiser or other expert selected by the Corporation or a Subsidiary, its Board, any committee of the Board or any director. The provisions of this Section 10(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.
          (e) The knowledge and/or actions, or failure to act, of any other director, trustee, partner, managing member, fiduciary, officer, agent or employee of the Corporation or a Subsidiary shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.
     11. Remedies of Indemnitee.
          (a) In the event that (i) a determination is made pursuant to Section 9(a) of this Agreement that Indemnitee is not entitled to indemnification under this Agreement; (ii) advancement of Expenses, to the fullest extent permitted by law, is not timely made pursuant to Section 7 of this Agreement; (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 9(a) of this Agreement within the time period specified in Section 10(b) of this Agreement; (iv) payment of indemnification is not made pursuant to Sections 3(d) or 3(e), 4(a) or 4(b) or the last sentence of Section 9(a) of this Agreement within ten (10) days after receipt by the Corporation of a written request therefor; (v) a contribution payment is not made in a timely manner pursuant to Section 5 of this Agreement; (vi) payment of indemnification pursuant to Section 3(a) or Section 3(b) of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification; or (vii) payment to Indemnitee pursuant to any indemnification rights under this Agreement or otherwise is not made within ten (10) days after receipt by the Corporation or a written request therefor, Indemnitee shall be entitled to an adjudication by the Delaware Court of his or her entitlement to such indemnification, contribution or advancement. Alternatively, Indemnitee, in his or her sole discretion, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Except as set forth herein, the provisions of Delaware law (without regard to its conflict of laws rules)

shall apply to any such arbitration. The Corporation shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.
          (b) Upon the occurrence or non-occurrence of any of the events set forth in Section 11(a) of this Agreement, any judicial proceeding or arbitration commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 11, Indemnitee shall be presumed to be entitled to be indemnified and to receive contribution and advances of Expenses under this Agreement and the Corporation shall have the burden of proving Indemnitee is not entitled to be indemnified and to receive advances of Expenses, as the case may be, and the Corporation may not refer to or introduce into evidence any determination pursuant to Section 9(a) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 11, Indemnitee shall not be required to reimburse the Corporation for any advances pursuant to Section 7 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).
          (c) If a determination shall have been made pursuant to Section 9(a) of this Agreement that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 11, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification; or (ii) a prohibition of such indemnification under applicable law.
          (d) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.
          (e) Pursuant to this Agreement, Corporation shall indemnify Indemnitee and, if requested by Indemnitee, advance Expenses which are incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee (i) to enforce his or her rights under, or to recover damages for breach of, this Agreement or any other indemnification, advancement or contribution agreement or provision of the Restated Certificate of Incorporation or the Corporation’s Bylaws now or hereafter in effect; or (ii) for recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee. Expenses subject to Section 11(e) of this Agreement shall be paid by the Corporation regardless of the outcome of the judicial proceeding or arbitration and regardless of whether Indemnitee ultimately is determined to be entitled to indemnification, advancement, contribution, or insurance recovery, as the case may be (unless such judicial proceeding or arbitration was not brought by Indemnitee in good faith).
          (f) Interest shall be paid by the Corporation to Indemnitee at the legal rate under Delaware law, compounded monthly, commencing with the date on which Indemnitee requests indemnification, contribution, or advancement of any Expenses and ending with the date on which such payment is made to Indemnitee by the Corporation.
     12. Establishment Of Trust. In the event of a Potential Change in Control, the Corporation shall, upon written request by Indemnitee, create a “Trust” for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund such Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, participating in or defending any Proceedings, and any and all judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines penalties and amounts paid in settlement) in connection with any and all Proceedings from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The trustee of the Trust (the “Trustee”) shall be a bank or trust company or other individual or entity chosen by the Indemnitee and reasonably acceptable to the Corporation. Nothing in this Section 12 shall relieve the Corporation of any of its obligations under this Agreement. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by mutual agreement of the Indemnitee and the Corporation or, if the Corporation and the Indemnitee are unable to reach such an agreement, by Independent Counsel selected in accordance with Section 9(b) of this Agreement. The terms of the Trust shall provide that, except upon the consent of both the Indemnitee and the Corporation, upon a Change in Control: (a) the Trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee; (b) the Trustee shall advance, to the fullest extent permitted by applicable law, within two (2) business days of a request by the Indemnitee and upon the execution and delivery to the Corporation of an undertaking providing that the Indemnitee undertakes to repay the advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Corporation; (c) the Trust shall continue to be funded by the Corporation in accordance with the funding obligations set forth above; (d) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise; and (e) all unexpended funds in such Trust shall revert to the Corporation upon mutual agreement by the Indemnitee and the Corporation or, if the Indemnitee and the Corporation are unable to reach such an agreement, by Independent Counsel selected in accordance with Section 9(b) of this Agreement, that the Indemnitee has been fully indemnified under the terms of this Agreement. The Trust shall be governed by Delaware law (without regard to its conflicts of laws rules) and the Trustee shall consent to the exclusive jurisdiction of the Delaware Court in accordance with Section 20 of this Agreement.
     13. Security. Notwithstanding anything herein to the contrary, to the extent requested by the Indemnitee and approved by the Board, the Corporation may at any time and from time to time provide security to the Indemnitee for the Corporation’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

     14. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.
          (a) The rights of Indemnitee as provided by this Agreement (i) shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Restated Certificate of Incorporation or the Corporation’s bylaws, any agreement, a vote of stockholders, a resolution of directors or otherwise and (ii) shall be enforced and this Agreement shall be interpreted independently of and without reference to or limitation or constraint (whether procedural, substantive or otherwise) by any other such rights to which Indemnitee may at any time be entitled. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification or advancement rights than would be afforded currently under the Restated Certificate of Incorporation, the Corporation’s bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. To the extent that a change in Delaware law, whether by statute or judicial decision, narrows or limits indemnification or advancement of Expenses than are afforded currently under the Restated Certificate of Incorporation, the Corporation’s bylaws and this Agreement, it is the intent of the parties hereto that such change, except to the extent required by applicable law, shall have no effect on this Agreement or the parties’ rights and obligations hereunder. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law, in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
          (b) The purchasing or and maintaining of insurance or the furnishing of similar protection or the making of other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond on behalf of Indemnitee against any liability in a Covered Capacity whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Agreement, shall not in any way limit or affect the rights and obligations of the Corporation or of the Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Corporation and the Indemnitee shall not in any way limit or affect the rights and obligations of the Corporation or the other party or parties thereto under any such arrangement.
          (c) To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, partners, managing members, fiduciaries, employees or agents of the Corporation, any Subsidiary or any other entity which such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, trustee, partner, managing member, fiduciary, officer, employee or agent under such policy or policies. If, at the time the Corporation receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness or otherwise), the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.
          (d) In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.
          (e) The Corporation’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Corporation as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any Subsidiary shall be reduced by any amount Indemnitee has actually received as indemnification payments or advancement of expenses from such Subsidiary. Notwithstanding any other provision of this Agreement to the contrary, (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Corporation’s satisfaction and performance of all its obligations under this Agreement, and (ii) the Corporation shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, contribution or insurance coverage rights against any person or entity other than the Corporation.
     15. Duration of Agreement. All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee serves in a Covered Capacity continue and survive thereafter, regardless of the termination of Indemnitee’s service in a Covered Capacity, so long as Indemnitee shall be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 11 of this Agreement) by reason of serving in a Covered Capacity, whether or not he is acting in any Covered Capacity at the time any liability or expense is incurred for which other rights exist under this Agreement.
     16. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

     17. Enforcement and Binding Effect.
          (a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to encourage Indemnitee to continue to serve as a director and of the Corporation, and the Corporation acknowledges that Indemnitee is relying upon this Agreement in serving.
          (b) Subject to Section 14(a), this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.
          (c) The rights to be indemnified and to receive contribution and advancement of Expenses provided by or granted Indemnitee pursuant to this Agreement shall apply to Indemnitee’s service as an officer, director, employee or agent of the Corporation prior to the date of this Agreement.
          (d) The rights to indemnification, contribution and advancement of Expenses provided by or granted pursuant to this Agreement (i) shall be binding upon, be enforceable by, and inure to the benefit of the parties hereto and their respective successors and assigns, including any direct or indirect successor by purchase, merger, consolidation, reorganization or otherwise to all or substantially all of the business or assets of the Corporation (and such successor will thereafter be deemed the “Corporation” for purposes of this Agreement); (ii) shall continue as to an Indemnitee who has ceased to serve in a Covered Capacity; and (iii) shall be enforceable by and inure to the benefit of Indemnitee and his or her spouse, assigns, estate, heirs, devisees, executors and administrators and other legal representatives.
          (e) The Corporation shall require and cause any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Corporation, by written agreement in the form and substance reasonably satisfactory to Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Corporation would be required to perform if no such succession had taken place.
          (f) The Corporation and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking, among other things, injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Corporation and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Corporation acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Delaware Court, and the Corporation hereby waives any such requirement of such a bond or undertaking.

     18. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.
     19. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed; or (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:
          (a) If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Corporation.
          (b) If to the Corporation to:
Bowater Incorporated
55 East Camperdown Way
P.O. Box 1028
Greenville, South Carolina 29602-1028
Attn.: General Counsel
or to any other address as may have been furnished to Indemnitee in writing by the Corporation.
     20. Applicable Law And Consent To Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 11(a) of this Agreement, the Corporation and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country; (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement; (c) appoint irrevocably, to the extent such party is not a resident of the State of Delaware, Abrams & Laster LLP, 1521 Concord Pike, Suite 303, Wilmington, Delaware 19803 as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware; (d) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and (e) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial
     21. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

     22. Period Of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Corporation against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Corporation shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.
     23. Additional Acts. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required, the Corporation undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Corporation to fulfill its obligations under this Agreement.
     24. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
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     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

BOWATER INCORPORATED

By:

Name:

Title:

INDEMNITEE

By:

Printed Name:

Title:

Address:

Exhibit A
UNDERTAKING
     Reference is made to that certain Indemnification Agreement between Bowater Incorporated, a Delaware corporation (the “Corporation”), and the Indemnitee dated as of January ___, 2007 (the “Indemnification Agreement”).
     In regard to any advancements made by the Corporation to the Indemnitee pursuant to the terms of the Indemnification Agreement, the Indemnitee hereby undertakes and agrees to repay to the Corporation any and all amounts so paid promptly and in any event within thirty (30) days after the disposition, including exhaustion of all appeals therefrom, of any litigation or threatened litigation on account of which advancements were made if it is determined that the Indemnitee is not entitled to indemnification pursuant to the Indemnification Agreement.

INDEMNITEE

By:

Printed Name:

Title:

Address:

A-1